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Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment"), dated as of April 21, 2003, is among Cimarex Energy Co., a Delaware corporation ("Borrower"), Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer and as Administrative Agent, and the Lenders party to the Original Agreement defined below ("Lenders").

W I T N E S S E T H:

        WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of October 2, 2002 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

        WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS AND REFERENCES

        § 1.1.    Terms Defined in the Original Agreement.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

        § 1.2.    Other Defined Terms.    Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this First Amendment to Credit Agreement.

          "Amendment Documents" means this Amendment and any other documents and agreements executed and delivered pursuant hereto.

          "Credit Agreement" means the Original Agreement as amended hereby.

ARTICLE II
AMENDMENTS TO ORIGINAL AGREEMENT

        § 2.1.    Defined Terms.    Section 1.1 of the Original Agreement is hereby amended to add the following definitions thereto in appropriate alphabetical order to read as follows:

          "Dividend' means, as to any Person, any declaration or payment of any dividend or the making of any distribution, loan, advance or investment on or with respect to any shares of a Person's capital stock (other than dividends or distributions payable solely in shares or other evidence of ownership of such Person's capital stock)."

          "Restricted Payment' means (a) any Dividend and (b) any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any of such Person's capital stock (except capital stock acquired on the conversion or exchange thereof into or for other capital stock of such Person)."

        § 2.2.    Production Reports.    Section 6.1(vii) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(xii) By March 31 and September 30 of each year, beginning March 31, 2003, a report describing the gross volume of production and sales attributable to production during the preceding six-month period from the properties described in the Engineering Report in Section 6.1(x) or Section 6.1(xi) and describing the related severance taxes, other taxes, and leasehold operating expenses attributable thereto and incurred during such month."

        § 2.3.    Restricted Payments.    Section 7.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "7.1.    Restricted Payments.    The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare or make any Restricted Payment; provided that (a) any Subsidiary may declare and pay Dividends to the Borrower or to a Wholly-Owned Subsidiary and (b) for so long as no Default, Unmatured Default or Deficiency (as defined in Section 2.8) exists or would exist after giving effect thereto, the Borrower and its Subsidiaries may declare or make Restricted Payments which do not in the aggregate exceed an amount equal to $25,000,000 during any fiscal year of the Borrower; provided that the aggregate amount of Restricted Payments made pursuant to clause (b) of this Section 7.1 shall never exceed $50,000,000."

        § 2.4.    Indebtedness.    Section 7.2 of the Original Agreement is hereby amended to re-designate existing clause "(vi)" as clause "(vii)" and to add a new clause (vi) thereto immediately following clause (v) thereof to read as follows:

          "(vi) Indebtedness of Borrower in respect of guarantee obligations of Cimarex Energy Services, Inc., an Oklahoma corporation, which do not in the aggregate exceed $25,000,000 at any one time outstanding."

        § 2.5    Redetermination of the Borrowing Base.    Administrative Agent hereby notifies Borrower that from the date hereof until the next date hereafter as of which the Borrowing Base is redetermined, the Borrowing Base shall be $275,000,000.

        § 2.6    Aggregate Commitment.    Borrower, Administrative Agent and Lenders hereby confirm that as of the date hereof, the Aggregate Commitment is $200,000,000.

ARTICLE III
CONDITIONS OF EFFECTIVENESS

        § 3.1.    Effective Date.    This Amendment shall become effective as of the date first above written when and only when:

        (a)   Administrative Agent shall have received all of the following, at Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

          (i)    this Amendment;

          (ii)   a certificate of the Secretary of Borrower dated the date of this Amendment certifying: (i) that resolutions adopted by the Board of Directors of the Borrower authorize the execution, delivery and performance of this Amendment and the other Amendment Documents by Borrower; (ii) the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other Amendment Documents; and (iii) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness; and

          (iii)  such other supporting documents as Administrative Agent may reasonably request.

        (b)   Borrower shall have paid, in connection with such Loan Documents, all fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent's attorneys.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

        § 4.1.    Representations and Warranties of Borrower.    In order to induce Administrative Agent and each Lender to enter into this Amendment, Borrower represents and warrants to Administrative Agent and each Lender that:

        (a)   The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

        (b)   Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder.

        (c)   The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby.

        (d)   When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

        (e)   The audited annual consolidated financial statements of Borrower dated as of December 31, 2002 fairly present the consolidated financial position at such dates and the consolidated statement of operations and the changes in consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of Borrower.

ARTICLE V
MISCELLANEOUS

        § 5.1.    Ratification of Agreements.    The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit

Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

        § 5.2.    Survival of Agreements.    All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or any Subsidiary hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

        § 5.3.    Loan Documents.    This Amendment and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

        § 5.4.    CHOICE OF LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE THE INTERNAL LAWS OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        § 5.5.    Counterparts.    This Amendment may be executed in any number counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

        THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CIMAREX ENERGY CO.
By:	Paul Korus Chief Financial Officer
BANK ONE, NA, Individually, as LC Issuer and as Administrative Agent
By:	J. Scott Fowler Director, Capital Markets

BANK OF AMERICA, N.A., a Lender
By:	Name: Title:
BANK OF OKLAHOMA, N.A., a Lender
By:	Name: Title:
COMERICA BANK—TEXAS, a Lender
By:	Name: Title:
NATEXIS BANQUES POPULAIRES, a Lender
By:	Name: Title:
ROYAL BANK OF CANADA, a Lender
By:	Name: Title:
UNION BANK OF CALIFORNIA, N.A., a Lender
By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION, a Lender
By:	Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, a Lender
By:	Name: Title:
WELLS FARGO BANK, N.A., a Lender
By:	Name: Title:

        First Amendment

CONSENT AND AGREEMENT

        Each undersigned Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Subsidiary Guaranty dated as of October 2, 2002 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents to which such Guarantor is a party, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guaranty and such other Loan Documents shall remain in full force and effect.

KEY PRODUCTION COMPANY, INC.
By:	Paul Korus Vice President, Chief Financial Officer & Treasurer
BROCK GAS SYSTEMS AND EQUIPMENT, INC.
By:	Paul Korus Vice President, Chief Financial Officer & Treasurer
COLUMBUS ENERGY CORP.
By:	Paul Korus Vice President, Chief Financial Officer & Treasurer
CIMAREX ENERGY SERVICES, INC.
By:	Paul Korus Vice President, Chief Financial Officer & Treasurer

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FIRST AMENDMENT TO CREDIT AGREEMENT